UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300
Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by Cyalume Technologies Holdings, Inc. (including its filings with the Securities and Exchange Commission). Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 1.01.    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 8, 2017, Cyalume Technologies Holdings, Inc. (the “Company”), CPS Performance Materials Corp. (“Parent”) and CPS Performance Materials Merger Sub Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, subject to the satisfaction of the terms and conditions set forth therein, Parent has agreed to pay an aggregate cash consideration of, subject to certain adjustments set forth in the Merger Agreement, $45.0 million, which includes the repayment of outstanding indebtedness of the Company, estimated to be approximately $14.3 million as of August 1, 2017. Beyond the repayment of indebtedness, this amount is subject to adjustment based upon, among other things, unpaid transaction expenses of the Company, a potential working capital adjustment, a deduction for a director and officer “tail” insurance policy, a deduction for transaction bonuses and severance costs, and a deduction for certain tax related amounts, in each instance, as more thoroughly described in the Merger Agreement (such as-adjusted amount, the “Merger Consideration”).The working capital adjustment is based on the amount of the Company’s working capital, calculated generally as the Company’s current assets minus current liabilities (in accordance with the methodology set forth in the Merger Agreement), as of the date immediately preceding the closing date, as estimated by the Company and approved by Parent, as follows: (i) if the Company’s estimated closing working capital is less than $10.65 million, then the Merger Consideration will be reduced on a dollar-for-dollar basis by the amount of such shortfall; and (ii) if the Company’s estimated closing working capital is greater than $11.65 million, then the Merger Consideration will be increased on a dollar-for-dollar basis by the amount of such excess.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Common Stock”) issued and outstanding at the effective time of the Merger (except those shares (i) held by any of the Company’s stockholders who are entitled to and who properly demand appraisal rights and comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) owned by the Company as treasury stock or by any subsidiary of the Company) will be canceled and converted automatically into the right to receive an amount in cash calculated as (x) the total Merger Consideration, less the aggregate amount paid to holders of shares of the Company’s preferred stock (“Preferred Stock”) as described below, divided by (y) the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and (2) the number of shares of Common Stock issuable upon the exercise of exercisable in-the-money options and warrants (calculated as if such options and warrants were exercised on a cashless basis), without interest and less any required withholding taxes (the “Common Per Share Merger Consideration”).

Each share of Preferred Stock issued and outstanding at the Effective Time (except those shares (i) held by any of our stockholders who are entitled to and who properly demand appraisal rights and comply with the requirements of Section 262 of the DGCL and (ii) owned by the Company as treasury stock or by any subsidiary of the Company) will, at the Effective Time, be canceled and converted automatically into the right to receive an amount in cash calculated based on the applicable per share liquidation value determined in accordance with the applicable certificate of designation for such series of Preferred Stock.

Each option or warrant to purchase Common Stock issued and outstanding at the Effective Time with an exercise price per share that is less than the Common Per Share Merger Consideration will, at the Effective Time, be terminated in exchange for the right to receive, without interest and less any required withholding taxes, and the holder thereof will be entitled to receive, a cash amount equal to the product of (i) the number of shares of Common Stock subject to such options or warrants multiplied by (ii) the amount by which the Common Per Share Merger Consideration exceeds the per share exercise price of such options or warrants. Each option or warrant to purchase Common Stock with an exercise price that is equal to or greater than the Common Per Share Merger Consideration will be cancelled and no consideration will be delivered in exchange therefor. There are no options outstanding to purchase shares of Preferred Stock.

The Company currently estimates that, if the closing of the Merger were to occur on August 31, 2017, the total amount to be paid to holders of (i) Common Stock would be approximately $5.8 million, or approximately $0.2081 for each share of Common Stock, (ii) Series A Convertible Preferred Stock would be approximately $9.3 million, or approximately $75.58 for each share of Series A Convertible Preferred Stock, (iii) Series B Convertible Preferred Stock would be approximately $7.4 million, or approximately $7,432.47 for each share of Series B Convertible Preferred Stock, (iv) Series C Preferred Stock would be $3.0 million, or $3,000.00 for each share of Series C Preferred Stock, and (v) Series D Convertible Preferred Stock would be approximately $1.6 million, or approximately $156,671.00 for each share of Series D Convertible Preferred Stock. However, because these amounts are based on the Company’s current estimates of deductions from the purchase price payable by Parent under the Merger Agreement, including the Company’s outstanding closing indebtedness, transaction expenses, closing working capital and other amounts described above and in the Merger Agreement, and because the Company does not know the date on which the closing will occur or the corresponding deductions, the actual amount and portion of the Merger Consideration payable to holders of Preferred Stock and Common Stock could be different.

The Merger Agreement contains customary representations and warranties for a transaction of this type. None of the representations and warranties contained in the Merger Agreement will survive the Effective Time. In addition, the Company has agreed to various covenants in the Merger Agreement, including, among other things, covenants to continue to conduct its business in the ordinary course and in accordance with past practices and not to take certain actions prior to the closing of the Merger without the prior consent of Parent.

The Merger Agreement contains certain conditions that must be satisfied before the parties to the Merger Agreement will be required to close the Merger. Among other conditions set forth in the Merger Agreement, the obligations of each of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver at or prior to closing of the Merger of (i) the approval and adoption of the Merger Agreement by the Company’s stockholders, which occurred on August 8, 2017, as described below, (ii) receipt of certain governmental consents, including SEC clearance of the definitive form of an information statement relating to the Merger Agreement and the satisfaction of applicable waiting periods, and (iii) the absence of legal prohibitions on the consummation of the Merger. In addition, Parent and Merger Sub will not be obligated to effect the Merger unless the following additional conditions, among others described in the Merger Agreement, are satisfied or waived at or prior to the closing of the Merger: (i) the accuracy of the representations and warranties of the Company and compliance by the Company with its covenants and obligations under the Merger Agreement, subject to certain materiality qualifiers specified therein; (ii) Parent and the Company must have received certain identified governmental and third party consents; and (iii) since the date of the Merger Agreement, there must not have occurred a “Material Adverse Effect” (as described in the Merger Agreement).

The Merger Agreement contains customary termination provisions, including, without limitation, that the Merger Agreement may be terminated, subject to certain limitations set forth in the Merger Agreement, by either the Company or Parent if the Merger has not been consummated by the close of business on November 8, 2017, other than due to the failure of the terminating party to fulfill its obligations under the Merger Agreement. The Merger Agreement requires the Company to pay a $1,350,000 termination fee to Parent under certain limited circumstances more thoroughly described therein.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is hereby incorporated herein in its entirety by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

Support Agreements

On August 8, 2017, the Company and Parent entered into Support Agreements with each of US VC Partners, L.P., Cova Small Cap Holdings, LLC, JFC Technologies, LLC, Bayonet Capital Fund I, LLP, the Michael G. Barry Irrevocable Trust of 2006, Yaron Eitan and Selway Capital, LLC (the “Support Agreements”). The Support Agreements, among other things, (i) require the execution of the Merger Consent (as defined below) by the stockholders, (ii) require that in the event of a stockholder meeting such stockholders will vote in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any adverse proposal, (iii) appoints Parent or its designee as such stockholders’ proxy and attorney-in-fact to vote such stockholders’ shares in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any adverse proposal, and (iv) restricts the transfer of such stockholders’ shares.

The foregoing description of the Support Agreements is qualified in its entirety by reference, a form of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, the Company will prepare an information statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”), and will mail the information statement to its stockholders and may file other documents regarding the proposed transaction with the SEC as well.  The Company urges investors and stockholders to read the information statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information.  Investors and stockholders will be able to obtain, without charge, a copy of the information statement and other documents at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to the Company at 910 SE 17th Street, Suite 300, Fort Lauderdale, Florida 33316.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the Company’s stockholders required the affirmative vote or written consent of the holders of (i) a majority of the outstanding shares of Common Stock, Series A Convertible Preferred Stock (on an as-converted to Common Stock basis) and Series B Convertible Preferred Stock (on an as-converted to Common Stock basis), voting as a single class, and (ii) a majority of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, which majority must include US VC Partners, L.P. (the “Requisite Vote”).

On August 8, 2017, following execution of the Merger Agreement, the holder of securities, whose ownership on such date represented approximately 85% of the outstanding shares of Common Stock on an as-converted basis and 100% of the outstanding shares of Series A Convertible Preferred Stock, and satisfied the Requisite Vote, delivered written consents adopting the Merger Agreement (the “Merger Consent”). No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger.

Item 8.01.    Other Events.

On August 8, 2017, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
2.1	Agreement and Plan of Merger, dated August 8, 2017, by and among Cyalume Technologies Holdings, Inc., CPS Performance Materials Merger Sub Corp. and CPS Performance Materials Corp.[1]

10.1	Form of Support Agreement.

99.1	Press Release, dated August 8, 2017.

1 The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Zivi Nedivi
Name:	Zivi Nedivi
Title:	Chief Executive Officer

Date: August 8, 2017

EXHIBIT INDEX

Exhibit #	Description
2.1	Agreement and Plan of Merger, dated August 8, 2017, by and among Cyalume Technologies Holdings, Inc., CPS Performance Materials Merger Sub Corp. and CPS Performance Materials Corp.[1]

10.1	Form of Support Agreement.

99.1	Press Release, dated August 8, 2017.

1 The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

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